Exhibit 10.4

DANAHER CORPORATION

2007 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

(Non-Employee Directors)

Unless otherwise defined herein, the terms defined in the Danaher Corporation 2007 Stock Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Option Agreement (the “Option Agreement”).

I.	NOTICE OF STOCK OPTION GRANT

Name:

Address:

The undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant	___________________________________________________________

Exercise Price per Share	$___________________________________________________________

Total Number of Shares Granted	___________________________________________________________

Total Exercise Price	$___________________________________________________________

Type of Option	Nonstatutory Stock Option

Expiration Date	Tenth anniversary of Date of Grant

Vesting Schedule	100% vested upon grant

II.	AGREEMENT

1. Grant of Option. The Company hereby grants to the Optionee named in the Notice of Stock Option Grant (the “Optionee”), an option (the “Option”) to purchase the number of shares (the “Shares”) set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

2. Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable during its term in accordance with the applicable provisions of the Plan and this Option Agreement.

(b) Method and Time of Exercise. This Option shall be exercisable by any method made available from time to time by the external third party administrator of the Option awards. An exercise may be made with respect to whole Shares only, and not for a fraction of a Share.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Committee may require the Optionee to take any reasonable action in order to comply with any such rules or regulations. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Shares.

(c) Acknowledgment of Potential Securities Law Restrictions. Unless a registration statement under the Securities Act covers the Shares issued upon exercise of an Option, the Committee may require that the Optionee agree in writing to acquire such Shares for investment and not for public resale or distribution, unless and until the Shares subject to the Award are registered under the Securities Act. The Committee may also require the Optionee to acknowledge that he or she shall not sell or transfer such Shares except in compliance with all applicable laws, and may apply such other restrictions as it deems appropriate. The Optionee also acknowledges that the U.S. federal securities laws prohibit trading in the stock of the Company by persons who are in possession of material, non-public information, and also acknowledges and understands the other restrictions set forth in the Company’s Insider Trading Policy.

3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash, delivered to the external third party administrator of the Option awards in any methodology permitted by such third party administrator;

(b) payment under a cashless exercise program approved by the Company or through a broker-dealer sale and remittance procedure pursuant to which the Optionee (i) shall provide written instructions to a licensed broker acceptable to the Company and acting as agent for the Optionee to effect the immediate sale of some or all of the purchased Shares and to remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares and (ii) shall provide written direction to the Company to deliver the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(c) surrender of other Shares which have been owned by the Optionee for more than six (6) months on the date of surrender, and have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the exercised Shares.

4. Termination.

(a) General. In the event the Optionee’s status as an Eligible Director terminates for any reason (other than death or Gross Misconduct), the Optionee shall have a period of three (3) months, commencing with the date the Optionee is no longer an Eligible Director, to exercise the vested portion of any outstanding Options.

(b) Death. Upon Optionee’s death, all unexpired options may be exercised for a period of twelve (12) months thereafter by the personal representative of the Optionee’s estate or any other person to whom the Option is transferred under a will or under the applicable laws of descent and distribution.

(c) Gross Misconduct. If the Optionee is terminated as an Eligible Director by reason of Gross Misconduct, the Optionee’s unexercised Options shall terminate immediately as of the time of termination, without consideration.

(d) Violation of Post-Termination Covenant. To the extent that any of the Optionee’s Options remain outstanding under the terms of the Plan or this Option Agreement after termination of the Optionee’s status as an Eligible Director, such Options shall nevertheless expire as of the date the Optionee violates any covenant not to compete or similar covenant that exists between the Optionee on the one hand and the Company or any subsidiary of the Company, on the other hand.

(e) Substantial Corporate Change. Upon a Substantial Corporate Change, the Optionee’s outstanding Options shall terminate unless provision is made for the assumption or substitution of such Options as provided in Section 16(b) of the Plan.

5. Non-Transferability of Option; Term of Option.

(a) Unless the Committee determines otherwise in advance in writing, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs and permitted successors and assigns of the Optionee.

(b) This Option may be exercised only prior to the Expiration Date set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

6. Amendment of Option or Plan. The Plan and this Option Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. Optionee expressly warrants that he or she is not accepting this Option Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Company’s Board may amend, modify or terminate the Plan or any Option in any respect at any time; provided, however, that modifications to this Option Agreement or the Plan that adversely affect the Optionee’s rights hereunder can be made only in an express written contract signed by the Company and the Optionee. Notwithstanding anything to the contrary in the Plan or this Option Agreement, the Company reserves the right to revise this Option Agreement and Optionee’s rights under outstanding Options as it deems necessary or advisable, in its sole discretion and without the consent of the Optionee, (1) upon a Substantial Corporate Change, (2) as required by law, or (3) to comply with Section 409A of the Code (“Section 409A”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this award of Options.

7. Tax Obligations.

(a) Taxes. Regardless of any action the Company takes with respect to any or all federal, state, local or foreign income tax, social insurance, payroll tax, payment on account or other tax related items (“Tax Related Items”), the Optionee acknowledges that the liability for all Tax Related Items associated with the Option is and remains the Optionee’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) does not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax Related Items.

(b) Code Section 409A. Payments made pursuant to this Plan and the Option Agreement are intended to qualify for an exemption from or comply with Section 409A. Notwithstanding any provision in the Option Agreement, the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Option Agreement to ensure that all Options granted to Optionees who are United States taxpayers are made in such a manner that either qualifies for exemption from or complies with Section 409A; provided, however, that the Company makes no representations that the Plan or the Options shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Plan or any Options granted thereunder.

8. Rights as Shareholder. Until all requirements for exercise of the Option pursuant to the terms of this Option Agreement and the Plan have been satisfied, the Optionee shall not be deemed to be a shareholder or to have any of the rights of a shareholder with respect to any Shares.

9. No Right to Continue as Eligible Director. Nothing in the Plan or this Option shall confer upon the Optionee any right to continuation as an Eligible Director.

10. Board Authority. The Board and/or the Committee shall have the power to interpret this Option Agreement and to adopt such rules for the administration, interpretation and application of the Option Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether any Options have vested). All interpretations and determinations made by the Board and/or the Committee in good faith shall be final and binding upon Optionee, the Company and all other interested persons and such determinations of the Board and/or the Committee do not have to be uniform nor do they have to consider whether Optionees are similarly situated. No member of the Board and/or the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Option Agreement.

11. Headings. The captions used in this Option Agreement and the Plan are inserted for convenience and shall not be deemed to be a part of the Option for construction and interpretation.

12. Electronic Delivery.

(a) If the Optionee executes this Option Agreement electronically, for the avoidance of doubt Optionee acknowledges and agrees that his or her execution of this Option Agreement electronically (through an on-line system established and maintained by the Company or another third party designated by the Company, or otherwise) shall have the same binding legal effect as would execution of this Option Agreement in paper form. Optionee acknowledges that upon request of the Company he or she shall also provide an executed, paper form of this Option Agreement.

(b) If the Optionee executes this Option Agreement in paper form, for the avoidance of doubt the parties acknowledge and agree that it is their intent that any agreement previously or subsequently entered into between the parties that is executed electronically shall have the same binding legal effect as if such agreement were executed in paper form.

(c) If Optionee executes this Option Agreement multiple times (for example, if the Optionee first executes this Option Agreement in electronic form and subsequently executes the Option Agreement in paper form), the Optionee acknowledges and agrees that (i) no matter how many versions of this Option Agreement are executed and in whatever medium, this Option Agreement only evidences a single Option relating to the number of Shares set forth in the Notice of Stock Option Grant and (ii) this Option Agreement shall be effective as of the earliest execution of this Option Agreement by the parties, whether in paper form or electronically, and the subsequent execution of this Option Agreement in the same or a different medium shall in no way impair the binding legal effect of this Option Agreement as of the time of original execution.

(d) The Company may, in its sole discretion, decide to deliver by electronic means any documents related to the Option, to participation in the Plan, or to future awards granted under the Plan, or otherwise required to be delivered to the Optionee pursuant to the Plan or under applicable law, including but not limited to, the Plan, the Option Agreement, the Plan prospectus and any reports of the Company generally provided to shareholders. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to the Company’s intranet or the internet site of a third party involved in administering the Plan, the delivery of documents via electronic mail (“e-mail”) or such other means of electronic delivery specified by the Company. By executing this Option Agreement, the Optionee hereby consents to receive such documents by electronic delivery. At the Optionee’s written request to the Secretary of the Company, the Company shall provide a paper copy of any document at no cost to the Optionee.

13. Data Privacy. Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her Data (as defined below) by and among, as necessary and applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan and in the Company’s Amended and Restated 1998 Stock Option Plan (the “1998 Plan”).

Optionee understands that the Company may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, and job title, any Common Stock or directorships held in the Company, and details of the Option or any other option or other entitlement to Shares, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Optionee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Optionee’s country or elsewhere, and that the recipients’ country may have different data privacy laws and protections than Optionee’s country. Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan and/or in the 1998 Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Optionee may elect to deposit any Shares acquired upon exercise of the Option or any other option or other entitlement to Shares.

Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Optionee understands that Data shall be held as long as is reasonably necessary to implement, administer and manage his or her participation in the Plan and/or the 1998 Plan, and he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Optionee understands, however, that refusing or withdrawing such consent may affect his or her ability to participate in the Plan and/or the 1998 Plan. In addition, Optionee understands that the Company and its Subsidiaries have separately implemented procedures for the handling of Data which the Company believes permits the Company to use the Data in the manner set forth above notwithstanding Optionee’s withdrawal of such consent. For more information on the consequences of refusal to consent or withdrawal of consent, Optionee understands that he or she may contact his or her local human resources representative.

14. Waiver of Right to Jury Trial. Each party, to the fullest extent permitted by law, waives any right or expectation against the other to trial or adjudication by a jury of any claim, cause or action arising with respect to the Option or hereunder, or the rights, duties or liabilities created hereby.

15. Agreement Severable. In the event that any provision of this Option Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Option Agreement.

16. Governing Law. The laws of the State of Delaware (other than its choice of law provisions) shall govern this Option Agreement and its interpretation. For purposes of litigating any dispute that arises with respect to this Option, this Option Agreement or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, agree that such litigation shall be conducted in the courts of New Castle County, or the federal courts for the United States for the District of Delaware, where this grant is made and/or to be performed.

Optionee acknowledges receipt of a copy of the Plan and the prospectus relating thereto; represents that he or she has read and is familiar with the terms and provisions thereof and has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option Agreement and the Plan; and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option Agreement. Optionee further agrees to notify the Company upon any change in his or her residence address.

[If the Agreement is signed in paper form, complete and execute the following:]

OPTIONEE	DANAHER CORPORATION

Signature	Signature

Print Name	Print Name

Title

Residence Address